As filed with the Securities and Exchange Commission on October 23, 2008

Registration No. 333-85648

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Delaware	RAYTHEON COMPANY	95-1778500

Delaware	RC TRUST II	04-6968193
(State of incorporation)	(Exact name of registrant as specified in its charter)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(781) 522-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay B. Stephens, Esq.

Senior Vice President, General Counsel and Secretary

Raytheon Company

870 Winter Street

Waltham, Massachusetts 02451

(781) 522-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Raytheon Company and RC Trust II are filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-85648) (the “Registration Statement”) to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Raytheon Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, on the 22nd day of October, 2008.

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William H. Swanson William H. Swanson	Chairman and Chief Executive Officer (Principal Executive Officer)	October 22, 2008

/s/ David C. Wajsgras David C. Wajsgras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 22, 2008

/s/ Michael J. Wood Michael J. Wood	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2008

/s/ Vernon E. Clark Vernon E. Clark	Director	October 22, 2008

* John M. Deutch	Director	October 22, 2008

* Frederic M. Poses	Director	October 22, 2008

* Michael C. Ruettgers	Director	October 22, 2008

/s/ Ronald L. Skates Ronald L. Skates	Director	October 22, 2008

* William R. Spivey	Director	October 22, 2008

/s/ Linda G. Stuntz Linda G. Stuntz	Director	October 22, 2008

* By:	/s/ Richard A. Goglia
Richard A. Goglia
Attorney-in-Fact pursuant to Powers of Attorney previously provided as part of this Registration Statement

Pursuant to the requirements of the Securities Act of 1933, the registrant, RC Trust II, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Waltham, Commonwealth of Massachusetts, on the 22nd day of October, 2008.

RC TRUST II

By:	Raytheon Company, as Sponsor

By:	/s/ Jay B. Stephens
Jay B. Stephens
Senior Vice President, General Counsel and Secretary